Exhibit 99.1

Mawson Infrastructure Group Inc. Announces July 2022 Bitcoin Self-Mining, Hosting Co-location, Energy Demand Response and Operational Update

Mawson Self-Mining and Hosting Co-location installed operational capacity at 3.5 Exahash as at the end of July, expected to rise to approximately 3.7 Exahash by end August 2022

Mawson produced 90 Self-Mined Bitcoin in July 2022, as the company participated in its Energy Demand Response Program over the month for which it will receive additional unaudited revenue estimated to be approximately $1.8M

Mawson now has approximately 44,000 ASIC Bitcoin Miners deployed at its facilities across its Self-Mining and Hosting Co-location businesses

Approximately 1039 Self-Mined Bitcoin produced in FY 2022 year to date

Atlanta, Georgia and Sydney, Australia — August 25, 2022 — Mawson Infrastructure Group Inc. (NASDAQ:MIGI) (“Mawson”), a digital infrastructure provider, announces unaudited Bitcoin production and operational update for July 2022.

Mawson Self-Mining and Hosting Co-location installed operational capacity at approximately 3.5 Exahash as at end of July, expected to rise to approximately 3.7 Exahash by end of August 2022.

Bitcoin Self-Mining Update:

●	In July Mawson produced 90 Bitcoin, as the company participated in its Energy Demand Response (“EDR”) Program, resulting in lower Bitcoin production as a result of participation in the energy curtailment program

●	The EDR program generated an estimated $1.8M in unaudited revenue. $1.8M is equal to approximately 84 Bitcoin (assuming the July average Bitcoin price of $21,539)

●	Mawson’s participation in its EDR program generated revenue, and in addition lowered overall costs of production

●	July average hash rate at approximately 0.7 Exahash, with an installed operational capacity of 1.7 Exahash

●	Mawson Self-Mining delivered and fully paid for operational capacity at approximately 2.3 Exahash, anticipated to be online in Q4, 2022[1]

[1]	Assumes all equipment deployed and 100% online, plus the construction of all contracted sites on time, actual results are likely to vary in a negative manner. Construction delays are common and it is rare for all equipment to be deployed and 100% online, however accurate historical downtime averages are difficult to calculate and also may not provide an accurate picture due to differences moving forward. Investors should consider all risk factors related to uptime when considering these figures, which are a best case scenario. The above information is for general information purposes only, and are forward looking statements which should not be relied upon as being necessarily indicative of future results. Please see our Risk Factors in our Annual Report on Form 10-K filed March 21, 2022, under the Sub-Heading Risks Relating to Our Business and Management for important risks related to our Self-Mining.

Hosting Co-location Update:

●	Mawson Hosting Co-location installed capacity at 1.8 Exahash (equating to approximately 54 megawatts) as at end of July

●	Hosting Co-location expected to rise to approximately 2.0 Exahash (64 megawatts) as at the end of August, as Mawson continues deployment

●	Hosting Co-location continues to be a profitable business, with major hosting customer Celsius Mining LLC making a payment for July Hosting Co-location services in August as anticipated

●	Mawson will continue its focus on Hosting Co-location services, as it provides an additional revenue stream for the company, paid in USD, in addition to Mawson’s Bitcoin Self-Mining revenue and Energy Demand Response Revenue.

Energy Demand Response:

●	In response to movements in energy markets Mawson is actively engaging in Energy Demand Response Program at its operations, which involve curtailed uptime in exchange for energy demand response revenue and avoided energy costs. When energy prices are low, Mawson engages in Bitcoin Mining and generates revenue by selling Self-Mined Bitcoin daily, as it has from inception. When energy prices are high, and where available, Mawson engages in Energy Demand Response Programs, receiving revenue and reducing overall energy costs.

●	In the month of July, Mawson generated unaudited revenue of approximately $1.8M from these activities. $1.8M is equal to approximately 84 Bitcoin (assuming the July average Bitcoin price of $21,539).

Operational Update:

In July Mawson continued its operational deployments and continued its participation in its Energy Demand Response Program. Mawson now has over 44,000 ASIC Bitcoin Miners deployed at its facilities across its Self-Mining and Hosting Co-location businesses, which is anticipated to be operating at 5.3 Exahash by Q4, 2022.2

[2]	Assumes all equipment deployed and 100% online, plus the construction of all contracted sites on time, actual results are likely to vary in a negative manner. Construction delays are common and it is rare for all equipment to be deployed and 100% online, however accurate historical downtime averages are difficult to calculate and also may not provide an accurate picture due to differences moving forward. Investors should consider all risk factors related to uptime when considering these figures, which are a best case scenario. The above information is for general information purposes only, and are forward looking statements which should not be relied upon as being necessarily indicative of future results. Please see our Risk Factors in our Annual Report on Form 10-K filed March 21, 2022, under the Sub-Heading Risks Relating to Our Business and Management for important risks related to our Self-Mining.

Aerial view of Sandersville, Georgia facility ~80-megawatts / 41 Modular Data Centers (July 2022)

Aerial view of Midland, Pennsylvania facility expansion (July 2022)

James Manning, CEO and Founder of Mawson, said, “In July we continued the deployment of our self-mining and hosting co-location businesses and participated over the course of the month in our Energy Demand Response Program, which generated significant revenue in conjunction with reducing our costs of production. As a result of participation in this program, we curtailed approximately 11,182 MWh in July, enabling Mawson to direct energy back into the grid in times of need and high energy costs for the community.”

About Mawson Infrastructure

Mawson Infrastructure Group (NASDAQ: MIGI) is a digital infrastructure provider, with multiple operations throughout the USA and Australia. Mawson’s vertically integrated model is based on a long-term strategy to promote the global transition to the new digital economy. Mawson matches sustainable energy infrastructure with next-generation Mobile Data Center (MDC) solutions, enabling low-cost Bitcoin production and on-demand deployment of infrastructure assets. With a strong focus on shareholder returns and an aligned board and management, Mawson Infrastructure Group is emerging as a global leader in ESG focused Bitcoin mining and digital infrastructure.

For more information, visit: www.mawsoninc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility that Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on March 21, 2022, and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on August 22, 2022, and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Investor Contact:
Brett Maas
646-536-7331
brett@haydenir.com
www.haydenir.com

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